UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
December 20, 2018
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 20, 2018, Campbell Soup Company (the “Company”) announced that Keith R. McLoughlin, Interim President and Chief Executive Officer, will be resigning from that role, effective January 22, 2019. Mr. McLoughlin will remain a member of the Company’s Board of Directors (the “Board”).

(c) On December 20, 2018, the Board elected Mark A. Clouse, age 50, as the Company’s President and Chief Executive Officer, effective January 22, 2019.
Mr. Clouse served as Chief Executive Officer and a Director of Pinnacle Foods, Inc. from May 2016 until October 2018. From October 2012 until May 2016, Mr. Clouse held several executive roles at Mondelez International, Inc., including: Executive Vice President and Chief Commercial Officer; Executive Vice President and Chief Growth Officer; and Executive Vice President, North America.
In connection with his appointment as President and Chief Executive Officer, the Board and Mr. Clouse have agreed to the following compensation arrangements:
(i)base salary of $1,000,000 per year;
(ii)target annual bonus for fiscal 2019 under the Company’s Annual Incentive Plan of 140% of base salary, pro rata, payable at the discretion of the Board and subject to the achievement of individual and Company performance goals and objectives; and
(iii)target long-term incentive award for fiscal 2019 of 500% of base salary under the Company’s 2015 Long-Term Incentive Program.
Mr. Clouse will receive his target long-term incentive award for fiscal 2019 of $5,000,000 on January 22, 2019, which will consist of 50% performance restricted stock units, 25% stock options and 25% time-lapse restricted stock units. The performance restricted stock units will vest, if at all, on September 30, 2021 based on the achievement of certain Company performance goals. The stock options and time-lapse restricted stock units will vest 1/3 per year, over a 3-year period from the date of the grant.
In addition, Mr. Clouse will receive a non-qualified stock option award of 150,000 options on January 22, 2019 pursuant to the Company's 2015 Long-Term Incentive Plan that will vest on the third anniversary from the date of the grant. All stock options will have an exercise price equal to the average of the high and low of the Company's share price on the grant date and will have a 10-year exercise period.
Mr. Clouse will also participate in the Company’s standard employee benefit and retirement programs, and receive $12,000 per quarter under the Personal Choice Program, which is further described in the Company’s 2018 Proxy Statement. In addition, the Company will cover the cost of an apartment lease in connection with Mr. Clouse's relocation for a period of up to one year. Mr. Clouse will also enter into a Change in Control Severance Protection Agreement in substantially the same form filed as Exhibit 10(m) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and as amended by Exhibit 10(o) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016.
The description of Mr. Clouse's compensation arrangements contained herein is qualified in its entirety by reference to the full text of the letter agreement between him and the Company, a copy of which is filed as Exhibit 10 and is incorporated by reference herein.
There are no family relationships between Mr. Clouse and any directors or executive officers of the Company. There are no transactions in which Mr. Clouse has an interest which would require disclosure by the Company under Item 404(a) of Regulation S-K.

(d)    On December 20, 2018, the Board adopted a resolution to increase its size to 15 directors and elected Mr. Clouse as a director, effective as of January 22, 2019. Mr. Clouse will not receive any additional compensation for his service as a director and there are no arrangements or understandings between Mr. Clouse and any other persons pursuant to which Mr. Clouse was selected as a director.
A copy of the Company’s press release about the above organization changes is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2018, the Board amended and restated the Company's By-Laws to replace the first paragraph of Article II, Section 1 as follows:
Previous Version:
“The business and property of the Corporation shall be managed and controlled by a board of at least twelve but not more than fourteen directors. The exact number of directors may be fixed within the limits specified above by a duly adopted resolution of the Board of Directors.”
As Amended:
“The business and property of the Corporation shall be managed and controlled by a board of at least twelve but not more than sixteen directors. The exact number of directors may be fixed within the limits specified above by a duly adopted resolution of the Board of Directors.”
A copy of the Company’s By-Laws, as amended and restated, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3	By-Laws of Campbell Soup Company, amended and restated effective December 20, 2018.

10+	Letter Agreement executed December 20, 2018 by and between Mark A. Clouse and Campbell Soup Company.

99.1	Press release dated December 20, 2018.
+This exhibit is a management contract or compensatory plan or arrangement.

EXHIBIT INDEX

Exhibit No.

3	By-Laws of Campbell Soup Company, amended and restated effective December 20, 2018.

10+	Letter Agreement executed December 20, 2018 by and between Mark A. Clouse and Campbell Soup Company.

99.1	Press release dated December 20, 2018.
+This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: December 21, 2018	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President, Corporate Secretary and Deputy General Counsel